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                                                                   Exhibit 11(b)


COOPERS                                                 COOPERS & LYBRAND L.L.P.
& LYBRAND                                           a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our reports dated February 26, 1998 on our audits of the financial statements and financial highlights of Five Arrows Short-Term Investment Trust, (comprised of the United States Dollar Fund, Pound Sterling Fund, Canadian Dollar Fund and the Deutsche Mark Fund), and International Currency Fund, (comprised of the United States Dollar Portfolio, Pound Sterling Portfolio, Canadian Dollar Portfolio and Deutschmark Portfolio), as of and for the period ended December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 333-10237) under the Securities Act of 1933, as amended, of the Five Arrows Short-Term Investment Trust.

We further consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                             /s/ Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P

Boston, Massachusetts
April 30, 1998